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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Yellow Corporation of our report dated March 2, 2001 relating to the consolidated financial statements of Arnold Industries, Inc. (predecessor to Roadway Next Day Corporation) which appears in Roadway Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Harrisburg, Pennsylvania
October 15, 2003